Exhibit 99.1

Ventyx Biosciences Reports First Quarter 2023 Financial Results and Highlights Recent Corporate Progress

Phase 2 trials of VTX958 (TYK2 inhibitor) are ongoing in plaque psoriasis, Crohn’s disease and psoriatic arthritis, with topline data in plaque psoriasis expected in Q4 2023

The Phase 2 trial of VTX002 (S1P1R modulator) in ulcerative colitis is progressing, with topline data expected in H2 2023

Cash, cash equivalents and marketable securities of $376.9 million as of March 31, 2023, are expected to fund planned operations into 2025

Ventyx to host conference call and webcast today at 4:30PM ET

ENCINITAS, Calif., May 11, 2023 (GLOBE NEWSWIRE) – Ventyx Biosciences, Inc. (Nasdaq: VTYX) (“Ventyx”), a clinical-stage biopharmaceutical company focused on advancing novel oral therapies that address a broad range of inflammatory diseases with significant unmet medical need, today announced financial results for the first quarter ended March 31, 2023, and highlighted recent pipeline and business progress.

“We are off to a strong start in 2023 as we continue to execute across our wholly-owned portfolio of small molecules targeting large immunology markets, with five Phase 2 clinical trials ongoing,” said Raju Mohan, Chief Executive Officer. “We have made great progress enrolling patients and we remain on track to generate key clinical data beginning later this year, including topline Phase 2 data for VTX002 in ulcerative colitis, which is expected in H2 2023, and topline Phase 2 data for VTX958 in plaque psoriasis, which is expected in Q4 2023. Meanwhile, we continue to advance our novel NLRP3 inhibitor portfolio. We also look forward to initiating a Phase 1 trial of our CNS-penetrant NRLP3 inhibitor VTX3232 this quarter.”

Pipeline Updates

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VTX958 (TYK2 Inhibitor): We are currently evaluating VTX958 in three ongoing Phase 2 trials: the SERENITY trial in moderate to severe plaque psoriasis, the HARMONY trial in moderately to severely active Crohn’s disease, and the TRANQUILITY trial in active psoriatic arthritis. We anticipate topline results from the SERENITY trial in Q4 2023. Topline readouts from the HARMONY and TRANQUILITY trials are expected in 2024.

Additionally, we are developing an extended release (ER) tablet formulation for VTX958 in collaboration with leading formulation development partners. Clinical testing of ER tablets is ongoing, and we expect to provide an update on VTX958 ER tablet development in mid-2023 following completion of initial in-human testing. We have also begun a wide range of other Phase 3 enabling activities for VTX958.

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VTX002 (S1P1R Modulator): We are currently evaluating VTX002 in a Phase 2 trial in moderately to severely active ulcerative colitis (UC) and anticipate topline results from the trial in H2 2023.

We previously announced preliminary pharmacodynamic data from the open-label extension of the ongoing Phase 2 trial. Among patients completing Week 26 (13 weeks of blinded therapy followed by 13 weeks of open-label treatment with VTX002 60mg) as of January 15, 2023, a mean reduction from baseline in absolute lymphocyte count of 74% was observed. We believe these data suggest that VTX002 may achieve a greater pharmacodynamic response compared to other S1P receptor modulators approved or in development for the treatment of ulcerative colitis, which may translate to an improved efficacy profile in UC.

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VTX2735 (Peripheral NLRP3 Inhibitor): We are evaluating VTX2735 in a Phase 2 proof-of-mechanism trial in patients with familial cold autoinflammatory syndrome (FCAS). FCAS is the most common subset of cryopyrin-associated periodic syndrome (CAPS), a group of rare autoinflammatory conditions caused by gain-of-function mutations in the NLRP3 gene. In addition to CAPS, we believe systemic NLRP3 inhibition with VTX2735 may have therapeutic potential across a broad range of chronic inflammatory conditions that are characterized by NLRP3-induced excess IL-1β, including dermatologic, rheumatic and cardiovascular diseases.

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VTX3232 (CNS-penetrant NLRP3 Inhibitor): We remain on track to initiate a Phase 1 trial of VTX3232 during the second quarter of 2023. The Phase 1 trial is expected to characterize the safety, target engagement and bioavailability of VTX3232 in the central nervous system of healthy volunteers. We believe that the profile of VTX3232 may establish it as a compelling therapeutic for a range of neuroinflammatory conditions with high unmet medical need, including Parkinson’s disease, Alzheimer’s disease and amyotrophic lateral sclerosis, among others.
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IL-4Rα Discovery Program: Lead optimization activities are ongoing for our discovery program focused on small molecule antagonists of IL-4Rα, a target validated by biologics in multiple large autoimmune indications, including atopic dermatitis, asthma and eosinophilic esophagitis. We are advancing multiple internally discovered novel chemical series through lead optimization with the goal of establishing in vivo proof-of-concept and nominating a lead candidate in 2023.

First Quarter 2023 Financial Results

The amounts presented below for the first quarter of 2023 reflect the financial results of Ventyx Biosciences, Inc. and its two wholly-owned subsidiaries, Oppilan Pharma Limited (Oppilan) and Zomagen Biosciences Ltd (Zomagen), on a consolidated basis.

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Cash Position: Cash, cash equivalents and marketable securities were $376.9 million as of March 31, 2023. We believe our current cash, cash equivalents and marketable securities are sufficient to fund our planned operations into 2025.
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Research and Development (R&D) expenses: R&D expenses were $35.4 million for the quarter ended March 31, 2023, compared to $17.4 million for the quarter ended March 31, 2022.
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General and Administrative (G&A) expenses: G&A expenses were $7.1 million for the quarter ended March 31, 2023, compared to $5.3 million for the quarter ended March 31, 2022.
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Net loss: Net loss was $38.9 million for the quarter ended March 31, 2023, compared to $22.7 million for the quarter ended March 31, 2022.

Conference Call Information

Ventyx will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2023 financial results and provide a corporate update. To participate in the conference call, please dial (800) 225-9448 (U.S.) or (203) 518-9708 (international) and reference passcode VTYXQ123. A live audio webcast will be available in the Investors section of the company’s website at www.ventyxbio.com. A recording of the webcast will be available for thirty days following the call.

About Ventyx Biosciences

Ventyx is a clinical-stage biopharmaceutical company focused on developing innovative oral medicines for patients living with autoimmune and inflammatory disorders. We believe our ability to efficiently discover and develop differentiated drug candidates will allow us to address important unmet medical need with novel oral therapies that can shift immunology markets from injectable to oral drugs. Our current pipeline includes internally discovered clinical programs targeting TYK2, S1P1R and NLRP3, positioning us to become a leader in the development of oral immunology therapies. Ventyx is headquartered in Encinitas, California. For more information about Ventyx, please visit www.ventyxbio.com.

Forward-Looking Statements

Ventyx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Ventyx’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: management’s beliefs regarding the potential of Ventyx’s product candidates; the anticipated timing of commencement, enrollment and completion of clinical trials for Ventyx’s product candidates; the anticipated timing for releasing topline data for clinical trials of Ventyx’s product candidates; the anticipated timing for providing an update on VTX958 extended release tablet development; the anticipated timing for nominating a lead candidate for the IL-4Rα discovery program; and the expected timeframe for funding Ventyx’s operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Ventyx that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Ventyx’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; Ventyx’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; disruptions in the supply chain, including raw materials needed for manufacturing and animals used in research, delays in site activations and enrollment of clinical trials; the results of preclinical studies; early clinical trials not necessarily being predictive of future results; interim results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as a trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of Ventyx’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Ventyx’s ability to obtain and maintain intellectual property protection for its product candidates; the use of capital resources by Ventyx sooner than expected; disruption to Ventyx’s operations from the ongoing global outbreak of the COVID-19 pandemic, or from the ongoing military conflict in Ukraine, including clinical trial delays; and other risks described in Ventyx’s prior press releases and Ventyx’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of Ventyx’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on or about the date hereof, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Ventyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact

Patti Bank
Managing Director
ICR Westwicke
(415) 513-1284
IR@ventyxbio.com

Ventyx Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended March 31,
	2023	2022
Operating expenses:
Research and development	$35,437	$17,409
General and administrative	7,115	5,338
Total operating expenses	42,552	22,747
Loss from operations	(42,552)	(22,747)
Other (income) expense:
Interest income	(3,622)	(132)
Other (income) expense	1	117
Total other (income) expense	(3,621)	(15)
Net loss	$(38,931)	$(22,732)
Unrealized gain (loss) on marketable securities	539	(942)
Foreign currency translation	23	42
Comprehensive loss	$(38,369)	$(23,632)
Net loss per share, basic and diluted	$(0.68)	$(0.45)
Weighted average common shares outstanding, basic and diluted	57,638,923	50,585,255

Ventyx Biosciences, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2023	2022
Cash, cash equivalents and marketable securities	$376,915	$356,613
Working capital	370,536	314,329
Total assets	389,169	371,400
Total liabilities	17,551	17,505
Accumulated deficit	(265,156)	(226,225)
Total stockholders' equity	371,618	353,895